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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


NATIONAL COMMERCE FINANCIAL CORPORATION       NATIONAL COMMERCE CAPITAL TRUST II
            (Exact name of co-registrants as specified in charters)

      Tennessee               62-0784645              Delaware             36-7372327
(State of Incorporation   (I.R.S. Employer    (State of Incorporation   (I.R.S. Employer
   or Organization)      Identification No.)      or Organization)     Identification No.)

                              One Commerce Square
                              Memphis, Tennessee
                   (Address of Principal Executive Offices)

                                     38150
                                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-73638 and 333-73638-01

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                       Name of Each Exchange on Which
       to be so Registered                       Each Class is to be Registered
       -------------------                      --------------------------------

  % Trust Preferred Securities (and the             New York Stock Exchange
Guarantee by National Commerce Financial
Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     The       % Trust Preferred Securities (the "Trust Preferred Securities")
of National Commerce Capital Trust II, a statutory business trust created under the laws of Delaware ("Capital Trust II"), registered hereby, represent beneficial ownership interests in the assets of Capital Trust II and are guaranteed by National Commerce Financial Corporation, a Tennessee corporation ("National Commerce"), to the extent set forth in the Guarantee executed by National Commerce and the Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit
4.10 to the Registration Statement on Form S-1 (the "Registration Statement") of National Commerce and Capital Trust II (File Nos. 333-73638 and 333-73638-01), filed with the Securities and Exchange Commission (the "Commission") on November 19, 2001, as amended by Amendment No.1 filed with the Commission on December 5, 2001. The particular terms of the Trust Preferred Securities and the Guarantee are described in the prospectus, which forms part of the Registration Statement (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2.  Exhibits
         --------

     1. Prospectus pertaining to the offer and sale of the Trust Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

     2. Certificate of Trust of National Commerce Capital Trust II (incorporated by reference to Exhibit 4.2 to the Registration Statement).

     3. Trust Agreement of National Commerce Capital Trust II (incorporated by reference to Exhibit 4.5 to the Registration Statement).

     4. Form of Trust Preferred Security (incorporated by reference to Exhibit
        4.6 to the Registration Statement).

     5. Form of Subordinated Debenture (incorporated by reference to Exhibit 4.8 to the Registration Statement).

     6. Form of Junior Subordinated Indenture between National Commerce Financial Corporation and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

     7. Form of Guarantee between National Commerce Financial Corporation, as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement).

     8. Form of Amended and Restated Trust Agreement between National Commerce Financial Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, National Commerce Capital Trust II and National Commerce Financial Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                    NATIONAL COMMERCE CAPITAL TRUST II


Date: December 5, 2001              By: /s/ Charles A. Neale
                                       ---------------------------------------
                                    Name:   Charles A. Neale
                                    Title:  Administrative Trustee


                                    NATIONAL COMMERCE FINANCIAL CORPORATION


                                    By: /s/ Charles A. Neale
                                       ---------------------------------------
                                    Name:   Charles A. Neale
                                    Title:  Senior Vice President and
                                            General Counsel

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